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                             WEIL, GOTSHAL & MANGES
                A Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007




Writer's Direct Line


                                February 7, 1994



     The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, New York  10167

     Bear Stearns Finance LLC
      c/o The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, New York  10167

     Gentlemen:

          We have acted as special United States tax counsel in connection with the proposed issuance and sale by Bear Stearns Finance LLC (the "Company") of up to 20,000,000 of the Company's Exchangeable Preferred Income Cumulative Shares (the "Preferred Shares") and the Guarantees of such Preferred Shares by the Bear Stearns Companies Inc. (the "Guarantor").

          We have participated in the preparation of the Registration Statement on Form S-3 with respect to said Preferred Shares and Guarantees to be filed with the Securities and Exchange Commission.

          We hereby confirm our opinion as set forth under the caption "TAXATION" in the Prospectus constituting part of the Company's and the Guarantor's Registration Statement on Form S-3. This opinion relies on the opinion of Maples and Calder (attached as Exhibit 5.1 to the Registration Statement) and assumes (i) that the Memorandum of Association and the Articles of Association of the Company are enforceable in accordance with their terms and (ii) the initial and continuing accuracy of the facts, representations and assumptions set forth in the Prospectus.

          We hereby consent to the use of our name, including under the caption "TAXATION", in the Prospectus constituting part of the Form S-3 Registration Statement of the Company and the Guarantor relating to the preferred shares of the Company guaranteed to the extent set forth in the Prospectus by the Guarantor, and to the filing of this consent as an exhibit thereto.

                                        Very truly yours,



                                        /s/ Weil, Gotshal & Manges